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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 9, 2006
SWIFT TRANSPORTATION CO., INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06 MATERIAL IMPAIRMENT
On October 9, 2006, the Company identified and recorded an impairment of $1.4 million related to assets in Mexico to be recognized in the third quarter of 2006.
On October 9, 2006, the Company refined its estimate associated with the impairment of translucent trailers designated as assets held for sale, which were previously identified on September 28, 2006. As such, the Company recorded a one-time pre-tax impairment charge of $7.8 million in the third quarter of 2006. The Company plans to sell these trailers over the next twelve months.
ITEM 7.01 REGULATION FD DISCLOSURE
On October 9, 2006, we announced in a press release updated information concerning our anticipated earnings for the three months ended September 30, 2006. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached at Exhibit 99.1.
The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

99.1	Press Release dated October 9, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 9, 2006

SWIFT TRANSPORTATION CO., INC.
/s/ Glynis Bryan
By:	Glynis Bryan
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated October 9, 2006.